Exhibit 99.1

Biodel Reports Second Quarter Fiscal Year 2011 Financial Results

DANBURY, Conn., May 5, 2011 /PRNewswire/ -- Biodel Inc. (Nasdaq: BIOD) today reported financial results for the quarter ended March 31, 2011.

Second Quarter Fiscal Year 2011 Financial Results

Biodel reported a net loss for the three months ended March 31, 2011 of $5.4 million, or $0.21 per share, compared to a net loss of $10.4 million, or $0.44 per share, for the same period in the prior year.

Research and development expenses were $2.9 million for the three months ended March 31, 2011, compared to $7.0 million for the same period in the prior year. The decrease of $4.1 million in expenses was primarily attributed to non-recurring events that occurred in the previous fiscal year including the conclusion of the Linjeta™ Phase 3 extension trials in February 2010 at a cost of $2.1 million; recombinant human insulin purchased at a cost of $1 million; professional fees of $0.7 million related to the 120 day safety report filing of Linjeta™ and follow-on questions from the FDA, and pen development costs of $0.4 million.

General and administrative expenses totaled $2.3 million for the three months ended March 31, 2011, compared to $3.4 million for the same period in the prior year. The decrease in general and administrative expenses was attributable to a decrease in personnel costs of $0.7 million as a result of lower headcount from 2010, and savings of $0.4 million in professional fees due to cost cutting measures.

Expenses for the three months ended March 31, 2011 and 2010 included $2.6 million in stock-based compensation expense related to options granted to employees and non-employee directors.

Biodel did not recognize any revenue during the three months ended March 31, 2011 or 2010.

Exhibit 99.1

At March 31, 2011, Biodel had cash and cash equivalents of $17.6 million and 26.5 million shares outstanding.

Business Review

•	Biodel has selected two new recombinant human insulin-based formulation candidates, BIOD-105 and BIOD-107, for clinical development as ultra-rapid-acting mealtime insulins for the treatment of diabetes. Following recent discussions with the U.S. Food and Drug Administration, Biodel now plans to accelerate the timelines for clinical testing of these new formulations.

•	Biodel has initiated a Phase 1 trial of BIOD-105 and BIOD-107 in a double-blind, three-period cross-over study in patients with Type 1 diabetes. This trial will evaluate the pharmacokinetic, pharmacodynamic and injection site tolerability profiles of the two experimental insulins relative to Humalog® when delivered by subcutaneous injection.

•	In parallel with the Phase 1 clinical trial of BIOD-105 and BIOD-107 described above, investigators at Oregon Health and Sciences University will soon initiate a similar comparative study evaluating the use of these formulations and Humalog® when delivered by insulin pumps. The results of the two Phase 1 trials will be used to select the best formulation for Phase 2 clinical testing, planned to initiate later this year and Phase 3 clinical testing planned to initiate in 2012.

•	Biodel recently named Dr. Brian Pereira as chairman of the company’s board of directors. Dr. Pereira has been a board member since November 2007 and, as an experienced biotechnology executive, brings invaluable expertise to the company. Former chairman Dr. Charles Sanders will remain a member of Biodel’s board.

Conference Call and Webcast Information

Biodel’s senior management will host a conference call on May 5, 2011, beginning at 4:30 pm Eastern Standard Time, to discuss these results and provide a company update.

Exhibit 99.1

Live audio of the conference call will be available to investors, members of the news media and the general public by dialing 1-877-303-8028 (United States) or 1-760-536-5167 (international). To access the call by live audio webcast, please log on to the investor section of the company’s website at www.biodel.com. An archived version of the audio webcast will be available at Biodel’s website.

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles. For further information regarding Biodel, please visit the company’s website at www.biodel.com.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for the company’s drug candidates, including the potential timing, design and outcomes of clinical trials; and the company’s ability to develop and commercialize product candidates. Forward-looking statements represent our management’s judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-

Exhibit 99.1

looking statements, including, but not limited to, our ability to respond to the complete response letter regarding our new drug application for Linjeta™ in a timely manner and the possibility that information we provide in response to the letter may not be accepted by the FDA; our ability to secure FDA approval for Linjeta™ and our other product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdel™ technology; the progress or success of our research, development and clinical programs and the initiation and completion of our clinical trials; the possibility that patients taking Linjeta™ may experience more injection site discomfort than they experience with competing products; unexpected data that may result from our clinical trials and our research and development activities; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent annual report on Form 10-Q for the quarter ended December 31, 2010. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

Exhibit 99.1

Biodel Inc.
(A Development Stage Company)
[Condensed] Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2010	March 31, 2011
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$22,922	$17,559
Restricted cash	150	60
Marketable securities, available for sale	6,001	—
Taxes receivable	116	116
Other receivables	11	50
Prepaid and other assets	365	772

Total current assets	29,565	18,557

Property and equipment, net	2,998	2,564
Intellectual property, net	53	51
LT other assets	—	8

Total assets	$32,616	$21,180

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$1,989	$231
Accrued expenses:
Clinical trial expenses	1,362	806
Payroll and related	357	671
Accounting and legal fees	300	214
Severance	—	910
Other	334	181
Income taxes payable	45	50

Total current liabilities	4,387	3,063

Common stock warrant liability	4,169	1,634
Other long term liabilities	—	484

Total liabilities	8,556	5,181

Commitments
Stockholders’ equity:
Preferred stock, $.01 par value; 50,000,000 shares authorized, none outstanding
Common stock, $.01 par value; 100,000,000 shares authorized; 26,399,764 and 26,496,131 issued and outstanding	264	265
Additional paid-in capital	188,549	191,239
Accumulated other comprehensive income	1	—
Deficit accumulated during the development stage	(164,754)	(175,505)

Total stockholders’ equity	24,060	15,999

Total liabilities and stockholders’ equity	$32,616	$21,180

Exhibit 99.1

Biodel Inc.
(A Development Stage Company)
Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,		December 3, 2003 (inception) to March 31,
	2010	2011	2010	2011	2011
Revenue	$—	$—	$—	$—	$—

Operating expenses:
Research and development	7,014	2,902	15,768	8,408	124,636
General and administrative	3,377	2,305	5,793	4,882	52,507

Total operating expenses	10,391	5,207	21,561	13,290	177,143
Other (income) and expense:
Interest and other income	(2)	(5)	(7)	(10)	(5,516)
Interest expense	—	—	—	—	78
Adjustments to fair value of common stock warrant liability	—	237	—	(2,535)	(1,281)
Loss on settlement of debt	—	—	—		627

Operating loss before tax provision (benefit)	(10,389)	(5,439)	(21,554)	(10,745)	(171,051)
Tax provision (benefit)	20	3	3	6	(606)

Net loss	(10,409)	(5,442)	(21,557)	(10,751)	(170,445)
Charge for accretion of beneficial conversion rights	—	—	—	—	(603)
Deemed dividend — warrants	—	—	—	—	(4,457)

Net loss applicable to common stockholders	$(10,409)	$(5,442)	$(21,557)	$(10,751)	$(175,505)

Net loss per share — basic and diluted	$(0.44)	$(0.21)	$(0.90)	$(0.41)

Weighted average shares outstanding — basic and diluted	23,885,856	26,469,890	23,867,152	26,444,219

BIOD-G

CONTACT: Seth Lewis, +1-646-378-2952

SOURCE Biodel Inc.

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